Exhibit 10.6

	Axtion Foods, Inc. 4025 Camino Del Rio South Suite 300 San Diego, CA 92108 (760) 436-3124 fax (619) 236-8186	Purchase Order	201
			INVOICE

	Manufacturer
	Name Protein Research (attn: Daniel Aarons)	Date	3/19/02
	Address 2353 Industrial Parkway West	Order No.
	City Hayward State CA Zip 94545-5005	Rep
	Phone	FOB

			TOTAL
	50,000 axtionfoods nutty chocolate bars (customer packaging materials)	50,000 x 0.42	$21,000.00
	Terms of payment: 50% down	50% of 21,000	$10,500.00
	30 day net from the date of delivery		($10,500.00)
	Shipping Instructions: Please ship consignment to: Axtion Foods (attn: Tim Cramer)

	Payment Details	Subtotal	$10,500.00
		Shipping & Handling	FOB
	/ / Cash
	/x/ Check	TOTAL	$10,500.00
	/ / Credit Card
Name	Axtion Foods Inc.	Office Use Only
CC#		Delivery on or about 4/20/02
Expires		COD CHECK
Thank You and Good Health!